UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018 (March 1, 2018)

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

16243 Highway 216
Brookwood, Alabama		35444
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Notes Offering

In connection with the previously announced offering, on March 1, 2018, Warrior Met Coal, Inc., a Delaware corporation (the “Company”), issued $125.0 million in aggregate principal amount of its 8.00% senior secured notes due 2024 (the “New Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in accordance with Regulation S under the Securities Act (“Regulation S”). The New Notes were issued at 103.00% of the aggregate principal amount thereof, plus accrued interest from November 2, 2017. The New Notes were issued as “Additional Notes” under the indenture dated as of November 2, 2017 (the “Original Indenture”) among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”) and priority lien collateral trustee (the “Priority Lien Collateral Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 1, 2018 (the “First Supplemental Indenture” and, the Original Indenture as supplemented thereby, the “Indenture”). The New Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The New Notes and the $350.0 million in aggregate principal amount of the Company’s existing 8.00% Senior Secured Notes due 2024 (the “Existing Notes” and, together with the New Notes, the “Notes”), which were issued under the Original Indenture on November 2, 2017, rank pari passu in right of payment and constitute a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions, offers to purchase and collateral matters, and are fungible (except that the New Notes issued pursuant to Regulation S will trade separately under different CUSIP/ISIN numbers until 40 days after the issue date, but thereafter any such holders may transfer their New Notes pursuant to Regulation S into the same CUSIP/ISIN numbers as the Existing Notes issued pursuant to Regulation S).

The New Notes will accrue interest at a rate of 8.00% per year from November 2, 2017. Interest on the New Notes will be payable on May 1 and November 1 of each year, commencing on May 1, 2018. The New Notes will mature on November 1, 2024.

The Company intends to use the net proceeds of the offering of the New Notes, together with cash on hand accumulated prior to the declaration of any special cash dividend, to pay one or more such dividends of up to $350.0 million in the aggregate to all of its stockholders on a pro rata basis. As a result of the successful completion of the Consent Solicitation (as defined below), the Company anticipates declaring such special cash dividend or dividends on or prior to May 15, 2018.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the First Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Consent Solicitation

On March 2, 2018, the Company reported the results of its previously announced solicitation of consents (the “Consent Solicitation”) from holders of the Existing Notes. The Company solicited consents from the holders of Existing Notes outstanding as of the record date of February 23, 2018 in order to amend (the “Proposed Amendment”) the limitation on restricted payments covenant in the Original Indenture to allow the Company to make dividend or distribution payments to its equity holders that are declared on or prior to May 15, 2018, in an amount not to exceed $350.0 million without having to comply with the “Restricted Payment Offer” requirements of the Indenture, provided that the Company (A) can satisfy the leverage ratio requirement applicable to the existing unlimited restricted payment “basket” in the Indenture and (B) does not fund such dividend or distribution payments with the proceeds of contemporaneous borrowings under the Company’s asset-based revolving credit facility, and subject to other terms and conditions described in the consent solicitation statement, dated as of February 26, 2018. The Consent Solicitation expired at 5:00 p.m., New York City time, on March 2, 2018 (the “Expiration Date”).

D.F. King & Co., Inc., the information, tabulation and paying agent for the Consent Solicitation (“D.F. King”), advised the Company that it had received the consent of holders of approximately $347.3 million in principal amount of the outstanding Existing Notes on or prior to the Expiration Date (the “Existing Holder Consents”). The Consent Solicitation was made concurrently with, and was conditioned upon, among other things, the closing of the offering of the New Notes. Purchasers of the New Notes were deemed to consent to the Proposed Amendment. Such deemed consents, together with the Existing Holder Consents, were sufficient to effect the Proposed Amendment.

As a result of receiving the requisite consents required under the Indenture, on March 2, 2018, the Company, the Trustee and the Priority Lien Collateral Trustee executed a supplemental indenture (the “Second Supplemental Indenture”) to give effect to the Proposed Amendment, which binds all holders of the Notes. The Second Supplemental Indenture became effective immediately upon execution, and became operative upon the payment by the Company of an aggregate cash payment equal to $10.00 per $1,000 in principal amount of Existing Notes for which consents were validly delivered and not revoked on or before the Expiration Date (the “Consent Fee”). On March 5, 2018, the Company paid the aggregate Consent Fee of approximately $3.5 million to D.F. King on behalf of the holders who delivered Existing Holder Consents and the Proposed Amendment became operative at such time. No consideration was paid to the purchasers of the New Notes for their consents to the Proposed Amendment.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference. Reference is also made to the Company’s press release announcing the results of the Consent Solicitation issued on March 2, 2018, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Notes Offering” in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	First Supplemental Indenture, dated as of March 1, 2018, among Warrior Met Coal, Inc., the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as trustee and as priority lien collateral trustee.

4.2	Second Supplemental Indenture, dated as of March 2, 2018, among Warrior Met Coal, Inc. and Wilmington Trust, National Association, as trustee and as priority lien collateral trustee.

99.1	Press release, dated March 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: March 6, 2018	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer